AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 6, 2000
                                                   REGISTRATION NO. 33-_________


                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                               EMARKETPLACE, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             DELAWARE                                    33-0008870
             --------                                    ----------

            (STATE OR OTHER JURIS-                      (I.R.S. EMPLOYER
             DICTION OF ORGANIZATION)                    IDENTIFICATION NO.)



              255 WEST JULIAN STREET, SUITE 100, SAN JOSE, CA 95110
          -------------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 1999 STOCK PLAN
                                       AND
                          STOCK OPTIONS EXERCISABLE FOR
                        1,042,833 SHARES OF COMMON STOCK
                            (FULL TITLE OF THE PLAN)

                                 L. WAYNE KILEY
                             CHIEF EXECUTIVE OFFICER
                             255 WEST JULIAN STREET
                                    SUITE 100
                               SAN JOSE, CA 95110

                  ---------------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (408) 275-1229
                 ----------------------------------------------
                     (TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
                                                                 PROPOSED
                                                PROPOSED         MAXIMUM
TITLE OF                   AMOUNT               MAXIMUM          AGGREGATE         AMOUNT OF
SECURITIES                 TO BE                OFFERING PRICE   OFFERING          REGISTRATION
TO BE REGISTERED           REGISTERED(1)        PER SHARE        PRICE             FEE
----------------           -------------        --------------   ---------         ------------


Common Stock,
par value $.0001 per share      42,833(2)        $1.68 (3)      $ 71,959.44       $       20.00


Common Stock,
par value $.0001 per share   1,000,000(4)         $1.00(3)      $ 1,000,000       $      278.00



Common Stock,
par value $.0001 per share   1,700,000(5)         $6.50(6)      $11,050,000       $    3,071.90
-----------------------------------------------------------------------------------------------


Total                        2,742,833                 ---              ---       $    3,369.90
-----



(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended ("Securities Act"), this Registration Statement also covers an indeterminate number of shares as may be required by reason of any stock dividend, recapitalization, stock split, reorganization, merger, consolidation, combination or exchange of shares or other similar change affecting the stock.

(2) Includes 42,833 shares of common stock which are issuable upon the exercise of stock option agreements dated January 3, 1996.

(3) The proposed maximum offering price per share is based upon the designated exercise prices as stated in the appropriate Stock Option Agreement under which the options were granted.

(4) Includes 815,000 shares of common stock which are issuable under stock option agreements dated as of December 31, 1996, and 185,000 shares of common stock which are issuable under stock option agreements dated as of September 17, 1998.

(5) Includes 1,700,000 shares of Common Stock reserved under the Company's 1999 Stock Plan.

(6) Estimated solely for the purpose of calculating the registration fee based upon the closing price of the shares of Common Stock on December 31, 1999 of $6.50 on the OTC Bulletin Board.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. Plan Information

ITEM 2. Registrant Information and Employee Plan Annual Information

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents By Reference

              The following documents, as filed with the Securities and Exchange Commission by eMarketplace, Inc., a Delaware corporation (the "Corporation" or "Registrant"), are incorporated herein by reference:

              (1) Current Report on Form 8-K/A filed on December 27, 1999

              (2) Current Report on Form 8-K filed on December 8, 1999

              (3) Quarterly Report on Form 10-QSB/A for the quarter ended September 30, 1999.

              (4) Annual Report on Form 10-KSB for the year ended June 30, 1999.

              (5) Current Report on Form 8-K/A filed on July 9, 1999.

              (6) Current Report on Form 8-K filed on May 10, 1999.

              (7) The description of the Common Stock, par value $.0001 per share ("Common Stock"), of the Corporation contained in the Corporation's registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. Description of Securities.

        Not Applicable.

ITEM 5. Interests of Named Experts and Counsel

              Not Applicable.

ITEM 6. Indemnification of Directors and Officers

              Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

              Article Tenth of the Registrant's Certificate of Incorporation states as follows:

              The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of their heirs, executors, and administrators of such a person.

ITEM 7.  Exemption from Registration Claimed

              Not Applicable.

ITEM 8.    Exhibits

The following is a complete list of exhibits filed as a part of this Registration Statement:

EXHIBIT NO.       DOCUMENT
-----------       --------

5.1    Opinion of Berlack, Israels & Liberman LLP.

10.1   Form of Stock Option Agreement issued on January 3, 1996.

10.2   Form of Stock Option Agreement issued on December 31, 1996.

10.3   Form of Stock Option Agreement issued on September 17, 1998.

10.4   1999 Stock Plan

23.1   Consent of Berlack, Israels & Liberman LLP (included in Exhibit 5.1).

23.2   Consent of Moore Stephens, P.C.

ITEM 9.    Undertakings
-------

         A. The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information is required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time be deemed to be the initial BONA FIDE offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable, In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Act of 1933, as amended, the Registrant, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Jose, California, on the 3rd day of January, 2000.

                                       EMARKETPLACE, INC.



                                       BY: /s/ L. WAYNE KILEY
                                         ---------------------------------------
                                               L. Wayne Kiley
                                               Chief  Executive  Officer,
                                               (Chief  Accounting Officer)
                                                and Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendments thereto has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                           DATE
---------                           -----                           ----

/s/ ROBERT M. WALLACE        Chairman of the Board             January 3, 2000
------------------------     of Directors
Robert M. Wallace


/s/ WAYNE KILEY              Chief Executive Officer           January 3, 2000
------------------------     (Chief Accounting Officer)
L. Wayne Kiley               and Director




/s/ THOMAS E. EVANS, JR.
------------------------     Director                          January 3, 2000
Thomas E. Evans, Jr.

                               EMARKETPLACE, INC.

                                    EXHIBITS

                                       TO

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS


EXHIBIT NO.       DOCUMENT
-----------       --------

5.1      Opinion of Berlack, Israels & Liberman LLP.

10.1     Form of Stock Option Agreement issued on January 3, 1996.

10.2     Form of Stock Option Agreement issued on December 31, 1996.

10.3     Form of Stock Option Agreement issued on September 17, 1998.

10.4     1999 Stock Plan

23.1     Consent of Berlack, Israels & Liberman LLP (included in Exhibit 5.1).

23.2     Consent of Moore Stephens, P.C.

                                  EXHIBIT 5.1

                   OPINION OF BERLACK, ISRAELS & LIBERMAN, LLP

                 [LETTERHEAD OF BERLACK, ISRAELS & LIBERMAN LLP]

                                 January 4, 2000

eMarketplace, Inc.

255 West Julian Street

Suite 100

San Jose, CA  95110


Ladies and Gentlemen:

         We have acted as counsel for eMarketplace, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 ("Registration Statement") being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering an aggregate of 2,742,833 shares (the "Shares") of the Company's Common Stock, $.0001 par value ("Common Stock"), 1,700,000 Shares of which are issuable under the Company's 1999 Stock Plan (the "Stock Plan"), 42,833 Shares of which are issuable upon the exercise of stock option agreements dated January 3, 1996, 815,000 Shares of which are issuable under stock option agreements dated as of December 31, 1996, and 185,000 Shares of which are issuable under stock option agreements dated as of September 17, 1998 (collectively, the "Stock Option Agreements").

         In that connection, we have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company, the Registration Statement, the Stock Plan, the Stock Option Agreements, and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records of the Company include all corporate proceedings taken by the Company to date.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when issued and paid for as described in the Stock Plan (or the Stock Option Agreement issued pursuant thereto) or Stock Option Agreements, as the case may be, will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as herein set forth as an exhibit to the Registration Statement.

                                          Very truly yours,


                                          /s/ BERLACK, ISRAELS & LIBERMAN LLP
                                             --------------------------------
                                              Berlack, Israels & Liberman LLP